EXHIBIT 25.1




                                  POWER OF ATTORNEY

                              (Form 10-KSB, FYE 6/30/95)

               KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Akorn, Inc. (the "Company") does hereby constitute and appoint Barry D. LeBlanc, and Eric M. Wingerter, and anyone of them acting in the absence of the others, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1995, to sign any and all amendments thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes may lawfully do or cause to be done by virtue hereof.

               This instrument is executed by the undersigned on the date indicated below.



                                         /s/ Daniel E. Bruhl, M.D.
                                        ____________________________
                                        Daniel E. Bruhl, M.D.


                                              July 26, 1995
                                        _____________________________
                                                 (Date)